                                                                     EXHIBIT 2.8

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             PATTERSON ENERGY, INC.

                                       AND

                           HIGH VALLEY DRILLING, INC.

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I           THE MERGER
   Section 1.1      The Merger....................................................................................1
   Section 1.2      Effective Time................................................................................1
   Section 1.3      Effects of the Merger.........................................................................2
   Section 1.4      Certificate of Incorporation, Bylaws and Officers.............................................2
   Section 1.5      Conversion of Securities; Merger Consideration................................................2
   Section 1.6      No Fractional Securities......................................................................2
   Section 1.7      No Further Ownership Rights in High Valley Common Stock.......................................2
   Section 1.8      Further Assurances............................................................................3
   Section 1.9      Closing.......................................................................................3
   Section 2.1      Organization, Standing and Power..............................................................3
   Section 2.2      Authority; Non-Contravention..................................................................3
   Section 2.3      Capital Structure.............................................................................4
   Section 2.4      SEC Documents.................................................................................5
   Section 2.5      Litigation....................................................................................5
   Section 2.6      Brokers.......................................................................................5

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF HIGH VALLEY
   Section 3.1      Organization, Standing and Power..............................................................5
   Section 3.2      Capital Structure.............................................................................5
   Section 3.3      Ownership of High Valley Common Stock.........................................................6
   Section 3.4      Authority; Non-Contravention..................................................................6
   Section 3.5      Financial Statements..........................................................................6
   Section 3.6      Absence of Material Adverse Change............................................................7
   Section 3.7      Taxes.........................................................................................7
   Section 3.8      Personal Property; Title Thereto..............................................................7
   Section 3.9      Liabilities...................................................................................7
   Section 3.10     Insurance.....................................................................................7
   Section 3.11     Contracts and Other Agreements................................................................7
   Section 3.12     Records.......................................................................................8
   Section 3.13     Transactions with Affiliates..................................................................8
   Section 3.14     Employee Benefit Plans; Employment Agreements.................................................8
   Section 3.15     Labor Matters.................................................................................8
   Section 3.16     Litigation....................................................................................8
   Section 3.17     Governmental Licenses and Permits; Compliance with Law........................................8
   Section 3.18     Brokers.......................................................................................8
   Section 3.19     Bank Accounts.................................................................................8
   Section 3.20     Workers' Compensation Claims..................................................................8

ARTICLE IV          COVENANTS PENDING CLOSING
   Section 4.1      No Operations.................................................................................9
   Section 4.2      No Solicitation...............................................................................9

ARTICLE V           ADDITIONAL AGREEMENTS
   Section 5.1      Fees and Expenses.............................................................................9
   Section 5.2      Reasonable Efforts............................................................................9
   Section 5.3      Public Announcements..........................................................................9
   Section 5.4      High Valley Indemnification..................................................................10
   Section 5.5      Certain Tax Matters..........................................................................10
   Section 5.6      High Valley Shareholder Approval.............................................................11
   Section 5.7      Condition of High Valley Equipment...........................................................11
   Section 5.8      High Valley Business and Financial Records...................................................11

ARTICLE VI          CONDITIONS PRECEDENT TO THE MERGER
   Section 6.1      Conditions to Each Party's Obligation to Effect the Merger...................................11
   Section 6.2      Conditions to Obligation of High Valley to Effect the Merger.................................11
   Section 6.3      Conditions to Obligations of PEC and PDC to Effect the Merger................................13

ARTICLE VII         TERMINATION, AMENDMENT AND WAIVER
   Section 7.1      Termination..................................................................................15
   Section 7.2      Effect of Termination........................................................................16
   Section 7.3      Amendment....................................................................................16
   Section 7.4      Waiver.......................................................................................16

ARTICLE VIII        GENERAL PROVISIONS
   Section 8.1      Notices......................................................................................16
   Section 8.2      Interpretation...............................................................................17
   Section 8.3      Counterparts.................................................................................18
   Section 8.4      Entire Agreement; No Third-Party Beneficiaries...............................................18
   Section 8.5      Governing Law................................................................................18
   Section 8.6      Assignment...................................................................................18
   Section 8.7      Severability.................................................................................18
   Section 8.8      Enforcement of This Agreement................................................................18
   Section 8.9      Jurisdiction and Venue.......................................................................18

EXHIBIT A                Form of Stock Purchase Warrant
EXHIBIT B                Registration Rights Agreement
EXHIBIT C                Form of Investment Representation Letter

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of April 3, 2000 (this "Agreement"), between PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), and HIGH VALLEY DRILLING, INC., a Texas corporation ("High Valley") (PEC and High Valley being hereinafter collectively referred to as the "Constituent Entities").

                                   WITNESSETH:

                  WHEREAS, the respective Boards of Directors of PEC and High Valley have approved and declared fair to and advisable and in the best interests of their respective shareholders the merger of High Valley with and into PEC (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, par value $.01, of High Valley ("High Valley Common Stock") will be converted into the consideration set forth and provided for herein;

                  WHEREAS, the sole assets of High Valley are eight drilling rigs and related equipment (collectively, the "Drilling Rigs and Equipment");

                  WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, PEC, on the one hand, and High Valley, on the other, desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law ("DGCL") and the Texas Business Corporation Act ("TBCA"), High Valley shall be merged with and into PEC at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of High Valley shall cease and PEC shall continue as the surviving entity (the "Surviving Entity") under the name "Patterson Energy, Inc." and shall succeed to and assume all the rights and obligations of High Valley in accordance with the DGCL and the TBCA.

                  Section 1.2 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger") conforming to the relevant provisions of the DGCL is filed with the Secretary of State of the State of Delaware and Articles of Merger (the "Articles of Merger") conforming to the relevant provisions of the TBCA are filed with the

Secretary of State of the State of Texas. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger or the Articles of Merger are accepted for recordation. The filing of the Certificate of Merger and Articles of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

                  Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 5.06 of the TBCA.

                  Section 1.4 Certificate of Incorporation, Bylaws and Officers
 . The Restated Certificate of Incorporation, as amended, and Bylaws of PEC as in effect immediately prior to the Effective Time shall be the Restated Certificate of Incorporation, as amended, and Bylaws of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law. The officers of PEC at the Effective Time shall be the officers of the Surviving Entity until their respective successors have been duly elected or appointed in accordance with the Restated Certificate of Incorporation and Bylaws of the Surviving Entity or by applicable law.

                  Section 1.5 Conversion of Securities; Merger Consideration. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of High Valley, and subject to the provisions of Sections 1.6 hereof, the shares of High Valley Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a total of (a) 1,150,000 shares of common stock $.01 par value of PEC ("PEC Shares"), and (b) warrants, in substantially the form attached hereto as Exhibit A, to purchase 127,000 shares of PEC Common Stock $.01 par value, with an exercise price of $22.00 per share (the "PEC Warrants" and, together with the PEC Shares, the "Merger Consideration"). All such shares of High Valley Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing shares of High Valley Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor in accordance with Section 1.6.

                  Section 1.6 No Fractional Securities. No certificates representing fractional shares of PEC Common Stock shall be issued. In lieu of any such fractional securities, each holder of shares of High Valley Common Stock who would otherwise have been entitled to receive a fraction of a share of PEC Common Stock shall receive cash (without interest) in an amount equal to the product of such fractional part of a share of PEC Common Stock multiplied by the Average Price. For purposes of this Agreement, (a) "Average Price" means the average of the daily closing price of the PEC Common Stock rounded to four decimal places, as reported under Nasdaq National Market Issues Reports in The Wall Street Journal for each of the first 15 consecutive Trading Days in the period commencing 18 Trading Days prior to the date of the Closing, and (b) "Trading Day" means a day on which the Nasdaq National Market is open for trading.

                  Section 1.7 No Further Ownership Rights in High Valley Common Stock. All Merger Consideration issued and paid in accordance with the terms hereof (including cash paid pursuant to Section 1.6) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of High Valley Common Stock.

                  Section 1.8 Further Assurances. If, at any time after the Effective Time, the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Entities, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Entities in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Entities, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                  Section 1.9 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of PEC in Snyder, Texas at 10:00 a.m. local time, on the second business day after the day on which the last conditions set forth in Article V hereof shall have been fulfilled or waived, or at such other time and place as PEC and High Valley shall agree.

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF PEC

                  PEC represents and warrants to High Valley as follows:

                  Section 2.1 Organization, Standing and Power. PEC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. PEC is in good standing in each jurisdiction where the character of its business owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate, have a Material Adverse Effect on PEC. "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to PEC on the one hand, or High Valley on the other, any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of PEC and its subsidiaries taken as a whole or High Valley, as the case may be.

                  Section 2.2 Authority; Non-Contravention. PEC has all requisite power and authority to enter into this Agreement and to consummate the Merger. The execution and delivery by PEC of this Agreement and the consummation by PEC of the Merger have been duly authorized by all necessary corporate action on the part of PEC. This Agreement has been duly executed and delivered by PEC and (assuming the valid authorization, execution and delivery of this Agreement by High Valley) constitutes a valid and binding obligation of PEC enforceable against PEC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement and the PEC Warrant, the Registration Rights Agreement, in substantially the form attached hereto as Exhibit B, and the other documents and agreements contemplated hereby (collectively, the "Closing Documents") do not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, mortgage, pledge, security interest, encumbrance, claim or charge of any kind ("Liens") upon any of the properties or assets of PEC under, any provision of (a) the Restated Certificate of Incorporation, as amended, or Bylaws of PEC, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to PEC, or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PEC or any of its properties or assets, other than, in the case of clauses (b) or (c), any such conflicts, violations, defaults or Liens that, individually or in the aggregate, would not have a Material Adverse Effect on PEC, materially impair the ability of PEC to perform its obligations under this Agreement or the Closing Documents or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Agency") is required by or with respect to PEC in connection with the execution and delivery of this Agreement and the Closing Documents or is necessary for the consummation by PEC of the Merger, except for (a) in connection or in compliance, with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act"), (b) such consents and approvals, orders, registrations, authorizations, declarations and filings as may be required under the "Blue Sky" laws of the State of Oklahoma, (c) such filings and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Improvements Act"), and (d) such other consents, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on PEC or materially impair the ability of PEC to perform its obligations hereunder or prevent the consummation of the transaction contemplated hereby.

                  Section 2.3 Capital Structure. As of the date hereof, the authorized capital stock of PEC consists of 50,000,000 shares of common stock, par value $0.01 per share ("PEC Common Stock") and 1,000,000 shares of preferred stock, par value $0.01 per share ("PEC Preferred Stock"). At the close of business on February 29, 2000, (a) 32,743,390 shares of PEC Common Stock were validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, and (b) no shares of PEC Preferred Stock were issued and outstanding. The PEC Common Stock is designated as a national market security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. The PEC Shares issued as a part of the Merger Consideration in accordance with this Agreement and issuable upon exercise of the PEC Warrant will be, when so issued, duly authorized, validly existing, fully paid and non-assessable and free of preemptive rights.

                  Section 2.4 SEC Documents. PEC has filed all required documents with the Securities and Exchange Commission ("SEC") since January 1, 1998 (the "PEC/SEC Documents"). As of their respective dates, the PEC/SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the PEC/SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of PEC included in the PEC/SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of PEC and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

                  Section 2.5 Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of PEC, threatened against PEC or any of its subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would impair the ability of PEC to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which PEC or any of its subsidiaries is subject that would impair the ability of PEC to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                  Section 2.6 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PEC.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF HIGH VALLEY

                  High Valley represents and warrants to PEC as follows:

                  Section 3.1 Organization, Standing and Power. High Valley is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. High Valley has no subsidiaries. High Valley has not engaged in any business since its organization which was not in connection with the acquisition of the Drilling Rigs and Equipment, the Merger or this Agreement.

                  Section 3.2 Capital Structure. The authorized capital stock of High Valley consists of 1,000,000 shares of High Valley Common Stock. At the date of this Agreement,

1,076 shares of High Valley Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. There are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which High Valley is a party or by which it is bound obligating High Valley to issue additional shares of its capital stock.

                  Section 3.3 Ownership of High Valley Common Stock. Section 3.3 of the disclosure schedule of High Valley dated as of the date of this Agreement, previously delivered to PEC (the "High Valley Disclosure Schedule"), sets forth a true and correct list of the ownership of High Valley Common Stock by the shareholders of High Valley (the "High Valley Shareholders"). Each of the shareholders of High Valley beneficially holds such High Valley Common Stock free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933 and state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. None of the shareholders of High Valley is a party to (a) any option, warrant, purchase right, or other contract or commitment that could require him to sell, transfer, or otherwise dispose of any High Valley Common Stock (other than pursuant to this Agreement); or (b) any voting trust, proxy, or other agreement or understanding with respect to the High Valley Common Stock.

                  Section 3.4 Authority; Non-Contravention. High Valley has all requisite power and authority to enter into this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by High Valley and (assuming the valid authorization, execution and delivery of this Agreement by PEC) constitutes a valid and binding obligation of High Valley enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement and the Closing Documents do not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of High Valley under, any provision of (a) the Articles of Incorporation or Bylaws of High Valley (true and complete copies of which as of the date hereof have been delivered to PEC); (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to High Valley; or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to High Valley or any of its assets. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to High Valley in connection with the execution and delivery of this Agreement and the Closing Documents or is necessary for the consummation by High Valley of the Merger or any other transaction contemplated by this Agreement, except for such filings and approvals as may be required under the Improvements Act.

                  Section 3.5 Financial Statements. Included in Section 3.5 of the High Valley Disclosure Schedule is an unaudited balance sheet of High Valley as of March 31, 2000 (the "High Valley Balance Sheet"). The High Valley Balance
Sheet: (a) is complete and correct in all material respects, (b) has been prepared in conformity with accrual tax basis accounting consistently applied, and (c) presents fairly the financial condition of High Valley at the date presented. There does not, and there will not be at Closing, exist any fact, event, condition or claim known to High Valley which would cause a Material Adverse Change in the High Valley Balance Sheet as presented other than as set forth therein.

                  Section 3.6 Absence of Material Adverse Change. There has not been any Material Adverse Change with respect to High Valley since the date of the High Valley Balance Sheet.

                  Section 3.7 Taxes. High Valley has timely filed an extension for all Federal and State income tax returns otherwise required to be filed by High Valley. High Valley has not been required to file any other Tax Returns. High Valley is now and has been at all times since the date of its organization an S corporation, and no taxing authority has challenged the effectiveness of such election. The Internal Revenue Service has acknowledged receipt of High Valley's election to be treated as an S corporation. No event has or will occur before the Closing Date to have caused High Valley's election to be treated as an S corporation to be terminated in any manner. High Valley shall not be subject to a tax on built-in gains under Section 1374 of the Code as a result of the Merger. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer, severance or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority; and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  Section 3.8 Personal Property; Title Thereto. High Valley owns no personal property having an individual fair market value in excess of $5,000 other than the Drilling Rigs and Equipment. Schedule 3.8 of the High Valley Disclosure Schedule contains a complete and accurate description of the Drilling Rigs and Equipment. The Drilling Rigs and Equipment are owned by High Valley free and clear of any Liens. High Valley does not lease any property, real or personal.

                  Section 3.9 Liabilities. Except as shown on the High Valley Balance Sheet, there are no liabilities of High Valley of any kind, whether contingent or fixed.

                  Section 3.10 Insurance. High Valley does not maintain any policies of insurance of any kind.

                  Section 3.11 Contracts and Other Agreements. High Valley is not a party to or bound by any written or oral (a) employment, agency, consulting or similar contract; (b) lease, whether as lessor or lessee, with respect to any personal property; (c) contract or commitment; (d) credit agreements; (e) guarantee, suretyship, indemnification or contribution agreement; or (f) other contracts.

                  Section 3.12 Records. The stock record book and minute book of High Valley are complete and correct in all material respects, and record all transactions required to be set forth concerning all proceedings, consents, actions and meetings of the shareholders and the Board of Directors of High Valley.

                  Section 3.13 Transactions with Affiliates. No Affiliate (as hereinafter defined) has any direct or indirect interest in or owns directly or indirectly any asset or right owned by High Valley, or is party to any contract, lease, agreement, arrangement or commitment related thereto. "Affiliate" as used in this Section means a person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with High Valley. For purposes of this definition, the officers, directors and shareholders of High Valley shall be deemed Affiliates.

                  Section 3.14 Employee Benefit Plans; Employment Agreements. High Valley has no employee benefit plans, programs or arrangements for the benefit of any current or former employee, officer or director of High Valley or any employment or severance agreements with any of its employees.

                  Section 3.15 Labor Matters. High Valley has never had any employees.

                  Section 3.16 Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of High Valley, threatened against High Valley at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

                  Section 3.17 Governmental Licenses and Permits; Compliance with Law. High Valley has not received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval. High Valley has complied with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable to it.

                  Section 3.18 Brokers. Except for fees payable to Dain Rauscher Wessels, no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of High Valley.

                  Section 3.19 Bank Accounts. A complete list of each bank account maintained by High Valley, including safe deposit boxes maintained by High Valley, the account balances and the names of the persons authorized to draw down upon or have access thereto is set forth in Section 3.19 of the High Valley Disclosure Schedule.

                  Section 3.20 Workers' Compensation Claims. There are no workers' compensation claims pending or, to the knowledge of High Valley, threatened against High Valley.

                                   ARTICLE IV
                            COVENANTS PENDING CLOSING

                  Section 4.1 No Operations. During the period from the date of this Agreement through the date of Closing, High Valley: (i) shall not engage in any operations; (ii) shall not sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of any of the Drilling Rigs and Equipment; (ii) shall not issue any additional shares of High Valley Common Stock or any securities convertible into, or grant any rights, warrants or options, to acquire any such shares or convertible securities; or (iii) shall not amend its Articles of Incorporation to create a new class of equity security with a redeemable feature.

                  Section 4.2 No Solicitation. From and after the date hereof, High Valley will not, and will cause its officers, directors, employees, agents and other representatives not to, directly or indirectly, solicit or initiate any offer for High Valley, or for the Drilling Rigs and Equipment, and not to solicit or initiate, directly or indirectly, discussions, negotiations, considerations or inquiries concerning an offer for High Valley, from any person, or engage in discussions or negotiations relating thereto, or provide to any other person any information or data relating to High Valley for the purpose of, or have any substantive discussions with any person relating to, or otherwise cooperate with or assist or participate in, or facilitate, any offer or any inquiry or proposal which would reasonably be expected to lead to any effort or attempt by any person to effect an offer, or agree to endorse any such inquiry or offer.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

                  Section 5.1 Fees and Expenses. All costs and expenses incurred by PEC in connection with this Agreement and the transactions contemplated hereby shall be paid by PEC; such costs and expenses incurred by High Valley, as well as the fees and expenses payable to the broker referenced in Section 3.18 hereof, shall be paid by the High Valley Shareholders.

                  Section 5.2 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto.

                  Section 5.3 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, PEC, on the one hand, and High Valley, on the other, will consult with each other, and will undertake reasonable efforts to agree upon the terms of such press release, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq National Market.

                  Section 5.4 High Valley Indemnification. After the Effective Time, Roy T. Oliver, Jr. (the "Indemnifying Shareholder") shall indemnify and hold PEC harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonably attorneys' fees of PEC) in excess of $10,000 in the aggregate ("Basket Amount") relating to any misrepresentation, breach of any representation or warranty or non-fulfillment of any agreement on the part of High Valley under this Agreement; provided, however, that the Basket Amount shall not be applicable in respect of any claim for indemnification relating to (a) any actions, suits, demands, etc. (including reasonable attorney's fees), arising out of or based upon a fraudulent misrepresentation of High Valley in this Agreement; or (b) any claim for indemnification relating to unpaid or undisclosed tax liabilities of High Valley arising on or prior to the Effective Time. Any written notice of claim for indemnification shall be given to the Indemnifying Shareholder by PEC within 30 days after it has knowledge of any misrepresentation or breach of warranty or non-fulfillment of any agreement on the part of the Indemnifying Shareholder, which may give rise to a claim for indemnification. The indemnification obligation provided for in this Section 5.4 shall terminate and be of no further force and effect after 24 months from the Effective Time, except (i) as to any representation or warranty as to which a written notice of claim for indemnification has been given to the Indemnifying Shareholder prior to the expiration of such 24-month period, and (ii) for a claim for indemnification for unpaid or undisclosed tax liability of High Valley given to the Indemnifying Shareholder prior to the expiration of the applicable period of limitations.

                  Section 5.5 Certain Tax Matters.

                  (a) The parties recognize and agree that the S election of High Valley shall be terminated under Section 1362(d)(2) of the Code on the Effective Time as a result of the Merger. The parties further agree that under
Section 1362(d)(2)(B), the termination will be effective on the Effective Time and that under Section 1362(e)(1)(A), the S short year return for 2000 will be for the period of January 1, 2000, through the Effective Time.

                  (b) The Indemnifying Shareholder shall be responsible for causing to be filed any amended tax returns of High Valley for taxable periods ending on or prior to the Effective Time which are required as a result of an examination or adjustments made by taxing authorities, and for causing to be paid by the parties responsible therefor when due any taxes resulting therefrom. Any such amended returns shall be furnished to PEC for approval (which approval shall not be unreasonably withheld), signature and filing at least ten (10) business days prior to the due date for the filing of such amended returns.

                  (c) All income taxes due with respect to taxable income of High Valley for fiscal year 1999 and for the period from January 1, 2000 to the Effective Time, including any with respect to the Merger, and all ad valorem and franchise taxes due for calendar 1999 and for the period from January 1, 2000 through the Effective Time, including any franchise taxes due with respect to the Merger, will be paid by the High Valley Shareholders.

                  (d) In the event PEC determines that any state and/or local sales or use taxes are payable to the State of Oklahoma, the State of Texas and/or any local taxing authority in either such state as a result of the Merger or the initial purchase of the Drilling Rigs and Equipment by High Valley, the High Valley Shareholders shall reimburse to PEC an amount equal to one-half of all such sales or use tax actually paid by PEC or High Valley. In the event of any rebate or refund of any such sales or use taxes paid by PEC or High Valley, PEC shall remit one-half of such rebate or refund to the High Valley Shareholders.

                  (e) For federal income tax purposes, PEC and High Valley shall each characterize the transactions contemplated by this Agreement as a "reorganization" as defined in Section 368(a)(1)(A) of the Code, and will file all tax returns in a manner consistent with such characterization.

                  Section 5.6 High Valley Shareholder Approval. High Valley shall promptly call a meeting of its shareholders for the purpose of voting upon the Agreement and obtain shareholder approval of the Merger. Roy T. Oliver, Jr. agrees to vote his 700 shares of High Valley common stock in favor of the Agreement and the Merger.

                  Section 5.7 Condition of High Valley Equipment. PEC agrees to accept the Drilling Rigs and Equipment on an "as is, where is" basis.

                  Section 5.8 High Valley Business and Financial Records. All business and financial records of High Valley shall remain the property of High Valley and transferred to PEC as a part of the Merger.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE MERGER

                  Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver (where permissible) at or prior to the date of Closing of each of the following conditions:

                  (a) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Merger or any of the other transactions contemplated hereby; provided that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any decree, injunction or other order that may be entered.

                  (b) Improvement Acts Waiting Period. The applicable waiting period under the Improvements Act shall have expired or been terminated.

                  Section 6.2 Conditions to Obligation of High Valley to Effect the Merger. The obligation of High Valley to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions; provided that High Valley may waive any of such conditions in its sole discretion:

                  (a) Performance of Obligations; Representations and Warranties. PEC shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Closing and each of the representations and warranties of PEC contained in this Agreement shall be true and correct on and as of the date of Closing as if made on and as of such date.

                  (b) Officers' Certificate. PEC shall have furnished to High Valley a certificate, dated the Closing, signed by the respective appropriate officers of PEC, certifying to the effect that to the best of the knowledge and belief of each of them, the conditions set forth in Section 6.1 and Section 6.2(a) have been satisfied in full.

                  (c) Opinion of Baker & Hostetler LLP. High Valley shall have received an opinion from Baker & Hostetler LLP, counsel to PEC, dated the date of Closing, substantially to the effect set forth in the following subparagraphs:

                           (i) The incorporation, existence and good standing of PEC are as stated in this Agreement; the authorized shares of PEC are as stated in this Agreement; all outstanding shares of PEC Common Stock are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any shareholders.

                           (ii) PEC has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by PEC and (assuming due and valid authorization, execution and delivery by High Valley) constitutes the legal, valid and binding agreement of PEC, enforceable against PEC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           (iii) PEC has full corporate power and authority to execute, deliver and perform the Registration Rights Agreement and the PEC Warrants and the Registration Rights Agreement and each of the PEC Warrants has been duly authorized, executed and delivered by PEC and (assuming due and valid execution and delivery by the High Valley Shareholders of the Registration Rights Agreement) constitutes the legal, valid and binding agreement of PEC enforceable against PEC in accordance with its terms, except with respect to the indemnification provisions thereof, as to which no opinion will be expressed by such counsel, and except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           (iv) The execution and performance by PEC of this Agreement, the PEC Warrants and the Registration Rights Agreement will not violate the Restated Certificate of Incorporation, as amended, or Bylaws of PEC and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which PEC is a party or by which they or any of their properties or assets may be bound.

                           (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of PEC for the consummation of the transactions contemplated by this Agreement.

                           (vi) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting PEC by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                           (vii) The PEC Shares to be issued pursuant to this Agreement and any shares of PEC Common Stock issuable upon exercise of the PEC Warrants will be, when so issued, duly authorized, validly issued and outstanding, fully paid and nonassessable.

In rendering such opinion, counsel for PEC may rely as to matters of fact upon the representations of officers of PEC contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Texas.

                  (d) PEC Warrants. PEC shall have executed and delivered the PEC Warrants to the High Valley Shareholders.

                  (e) Registration Rights Agreement. PEC shall have executed and delivered the Registration Rights Agreement to the High Valley Shareholders.

                  (f) Delivery of Merger Consideration. PEC shall have delivered the Merger Consideration to the High Valley Shareholders.

                  Section 6.3 Conditions to Obligations of PEC to Effect the Merger. The obligations of PEC to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, provided that PEC may waive any such conditions in its sole discretion:

                  (a) Performance of Obligations; Representations and Warranties. High Valley shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Closing and each of the respective representations and warranties of High Valley contained in this Agreement shall be true and correct on and as of the Closing as if made on and as of such date.

                  (b) Officers' Certificate. High Valley shall have furnished to PEC a certificate, dated the Closing, signed by the President of High Valley, certifying to the effect that to the best of his knowledge and belief, the conditions set forth in Section 6.1 and Section 6.3(a) have been satisfied.

                  (c) Opinion of McGuire, Craddock, Strother & Hale, P.C. PEC shall have received an opinion of counsel from McGuire, Craddock, Strother & Hale, P.C., counsel to High Valley, dated the Closing, substantially to the effect that:

                           (i) The incorporation, existence and good standing of High Valley are as stated in this Agreement; the authorized shares of High Valley Common Stock are as stated in this Agreement; all outstanding shares of High Valley Common Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of shareholders; and, to the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating High Valley to issue or sell, or to purchase or redeem, any shares of its capital stock other than as stated in this Agreement.

                           (ii) High Valley has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by High Valley, and (assuming the due and valid authorization, execution and delivery by PEC) constitutes the legal, valid and binding agreement of High Valley enforceable against High Valley in accordance with its terms, except with respect to the indemnification provisions thereof, as to which no opinion will be expressed by such counsel, and except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           (iii) The execution and performance by High Valley of this Agreement will not violate the Articles of Incorporation or Bylaws of High Valley and, to the knowledge of such counsel, will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which High Valley is a party or to which it or any of its properties or assets may be bound.

                           (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of High Valley for consummation of the transactions contemplated by this Agreement.

                           (v) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting High Valley by any Governmental Entity which seeks to restrain, prohibit or invalidate the transactions contemplated by the Agreement.

                  In rendering such opinion, counsel for High Valley may rely as to matters of fact upon the representations of officers of High Valley contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the laws of the United States of America and the State of Texas.

                  (d) Officer and Director Resignation Letters. The Surviving Entity shall have received a resignation letter dated the Closing Date from each of the directors and officers of High Valley.

                  (e) Investment Representation Letter. Each High Valley Shareholder shall have executed and delivered an investment representation letter substantially in the form attached hereto as Exhibit C-1 or C-2, with the form depending upon whether such shareholder has an individual net worth in excess of $1 million.

                  (f) High Valley Share Certificates. The Surviving Entity shall have received all of the High Valley share certificates from the respective shareholders of High Valley duly endorsed to the Surviving Entity.

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

                  Section 7.1 Termination. This Agreement may be terminated at any time prior to the date of Closing, whether before or after any approval by the shareholders of High Valley:

                  (a) by mutual written consent of PEC and High Valley;

                  (b) by PEC if High Valley shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by High Valley prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by High Valley of notice of such failure to comply;

                  (c) by High Valley if PEC shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by PEC prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by PEC of notice of such failure to comply;

                  (d) by either PEC or High Valley if (i) the Merger has not been effected on or prior to the close of business on September 30, 2000; provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date, or (ii) any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                  (e) by either PEC or High Valley if there has been (i) a material breach by the other of any representation or warranty that is not qualified as to materiality or (ii) a breach by the other of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five business days following receipt by the breaching party of notice of the breach;

                  Section 7.2 Effect of Termination. In the event of termination of this Agreement by either PEC or High Valley, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of High Valley, PEC or their respective officers, directors or shareholders; provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for its own breach of this Agreement.

                  Section 7.3 Amendment. This Agreement may be amended by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 7.4 Waiver. At any time prior to the date of Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

                  Section 8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to PEC, to:

                                    Patterson Energy, Inc.
                                    4510 Lamesa Highway
                                    P.O. Drawer 1416
                                    Snyder, Texas 79550
                                    Attention: A. Glenn Patterson
                                               President and Chief Operating
                                               Officer
                           with copies to:

                                    Thomas H. Maxfield, Esq.
                                    Baker & Hostetler LLP
                                    303 East 17th Avenue, Suite 1100
                                    Denver, Colorado   80203-1264

                  (b)      if to High Valley, to:

                                    High Valley Drilling , Inc.
                                    6601 SW 29th Street
                                    Oklahoma City, Oklahoma  73179
                                    Attention: Roy T. Oliver, Jr.
                                               President

                           with copies to:

                                    Steven D. Davidson, Esq.
                                    McGuire, Craddock, Strother & Hale, P.C.
                                    3550 Lincoln Plaza
                                    500 North Akard
                                    Dallas, Texas  75201

                  (c)      if to the Indemnifying Shareholder, to:

                                    Roy T. Oliver, Jr.
                                    6601 SW 29th Street
                                    Oklahoma City, Oklahoma  73179

                           with copies to:

                                    Steven D. Davidson, Esq.
                                    McGuire, Craddock, Strother & Hale, P.C.
                                    3550 Lincoln Plaza
                                    500 North Akard
                                    Dallas, Texas  75201

                  Section 8.2 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof," "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  Section 8.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties any rights or remedies hereunder; provided, however, that legal counsel for the parties hereto may rely upon the representations and warranties contained herein and in the certificates delivered pursuant to Sections 6.2(c) and 6.3(c).

                  Section 8.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  Section 8.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  Section 8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

                  Section 8.8 Enforcement of This Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  Section 8.9 Jurisdiction and Venue. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Texas or any court of the State of Delaware in any action, suit or proceeding arising from or in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein).

                  IN WITNESS WHEREOF, PEC and High Valley have executed this Agreement as of the date first written above.

                                       PEC:

                                       PATTERSON ENERGY, INC.


                                       By: /s/ CLOYCE A. TALBOTT
                                          --------------------------------------
                                          Cloyce A. Talbott
Attest:                                   Chairman and Chief Executive Officer


/s/ JONATHAN D. NELSON
----------------------------------
Jonathan D. Nelson
                                       HIGH VALLEY:

                                       HIGH VALLEY DRILLING, INC.


                                       By: /s/ ROY T. OLIVER, JR.
                                          --------------------------------------
                                          Roy T. Oliver, Jr.
                                          President
Attest:

[ILLEGIBLE]
----------------------------------
                       , Secretary
-----------------------


         TO INDUCE PATTERSON ENERGY, INC. TO ENTER INTO THIS AGREEMENT AND PLAN OF MERGER AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE UNDERSIGNED, BEING THE PRINCIPAL SHAREHOLDER OF HIGH VALLEY DRILLING, INC., HEREBY ACCEPTS AND AGREES TO BE BOUND BY THE PROVISIONS OF SECTIONS 5.4 AND 5.6 OF THE AGREEMENT.


                                       /s/ ROY T. OLIVER, JR.
                                       -----------------------------------------
                                       Roy T. Oliver, Jr.

                                    EXHIBIT A


================================================================================


                                      FORM
                                       OF
                             STOCK PURCHASE WARRANT

                                    --------

                                PATTERSON ENERGY,
                                      INC.


================================================================================

                  This Warrant was originally issued on April ___, 2000 to ____________________________, an individual and shareholder of
                  High Valley Drilling, Inc., a Texas corporation, pursuant to an Agreement and Plan of Merger, dated April ___, 2000 with Patterson Energy, Inc. (the "Company") dated of even date herewith, and such issuance was not registered under the Securities Act of 1933, as amended (the "Act") or the securities or "blue sky" laws of any state. This Warrant is a "restricted security" as that term is defined in Rule 144 adopted by the Securities and Exchange Commission under the Act and is, therefore transferrable only if the transfer is exempt from the registration requirements of the Act, which exemption must be established to the satisfaction of Patterson Energy, Inc.

Date of Issuance:                           Certificate No. W-
                 ----------------------                       ------------------


                  FOR VALUE RECEIVED, Patterson Energy, Inc. a Delaware corporation (the "Company"), hereby grants to _____________________, an individual (the "Registered Holder"), the right to purchase from the Company __________ shares of the Company's Common Stock at a price per share of $22.00 (the "Initial Exercise Price"). Certain capitalized terms used herein are defined in Section 3 hereof. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

                  This Warrant is subject to the following provisions:

                  Section 1. Exercise of Warrant.

                  1.A. Exercise Period. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including 5:00 p.m. (Snyder, Texas time) on April ___, 2003 (the "Exercise Period").



                                    EXH A-1

                  1.B. Exercise Procedure.

                  (a) This Warrant will be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                           (i) a completed Exercise Agreement, as described in
                  paragraph 1C below, executed by the Registered Holder exercising all or part of the purchase rights represented by this Warrant;

                           (ii) this Warrant; and

                           (iii) a check payable to the Company in an amount
                  equal to the product of the Exercise Price (as such term is defined in Section 2) multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price").

                  (b) As soon as practicable following the Exercise Time, certificates for shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Registered Holder. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will, as soon as practicable following the Exercise Time, deliver such new Warrant to the Registered Holder.

                  (c) The Common Stock issuable upon exercise of this Warrant will be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder will be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

                  (d) The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Registered Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock, but the Company shall not be obligated to pay any transfer taxes with respect to this Warrant or the shares of Common Stock unless reimbursed thereafter by the transferee or transferor.

                  (e) The Company will not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                  (f) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable shares of Common Stock of the Company.



                                    EXH A-2

                  1.C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement will be substantially in the form set forth in Annex A hereto. Such Exercise Agreement will be dated the actual date of execution thereof.

                  1.D. No Fractional Shares. No fractional shares of Common Stock or scripts for fractional shares shall be issued upon the exercise of this Warrant. If Holder of this Warrant would be entitled on the exercise of any rights evidenced hereby, to receive a fractional interest in a share, the Company shall pay a cash adjustment in respect of any fractional share that would otherwise be issuable in an amount equal to the same fraction of the current market value of a share of Common Stock, which current market value shall be the last reported sale price immediately preceding the date of the exercise.

                  Section 2. Adjustment of Exercise and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 2 (such price or such price as last adjusted pursuant to the terms hereof, as the case may be, is herein called the "Exercise Price"), and the number of shares of Common Stock obtainable upon exercise of the Warrant shall be subject to adjustment from time to time as provided in this Section 2.

                  2A. (1) In case the Company shall at any time or from time to time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares purchasable under this Warrant shall be proportionately increased; and conversely, in case the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares purchased hereunder shall be proportionately reduced.

                           (2) Except as hereinafter provided, in the event the
Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock without consideration or for a consideration per share less than $22.00 or issue any shares of Common Stock as a stock dividend to holders of Common Stock (any such sale or issuance being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price for this Warrant in effect immediately prior to such Change of Shares shall be reduced to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Exercise Price in effect immediately prior to such Change of Shares, and (b) the consideration, if any, received by the Company upon such sale or issuance by (ii) the total number of shares of Common Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation. Upon each adjustment of the Exercise Price pursuant to this Section 2A(2), the number of shares of Common Stock purchasable upon exercise of this Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such Change of Shares by the Exercise Price in effect prior to such Change of Shares and dividing the product so obtained by the applicable adjusted Exercise Price.



                                    EXH A-3

                  For the purposes of any adjustment to be made in accordance with this Section 2A(1) or (2), the following provisions shall be applicable:

                  (a) In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price, if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities, in any other case.

                  (b) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the market price thereof (determined as provided below in this Section 2A) as of the date of receipt, but in each such case without deduction therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In computing the market price of a note or other obligation that is not listed or admitted to trading on any securities exchange or quoted in the National Association of Securities Dealers' Automated Quotation System or reported by the National Quotation Bureau, Inc. or a similar reporting organization, the total consideration to be received by the Company thereunder (including interest) shall be discounted to present value at the prime rate of interest of NationsBank of Texas, N.A. (or its successor) in effect at the time the note or obligation is deemed to have been issued. In case any additional shares of Common Stock shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets of such merged corporation received by the Company as the Board of Directors of the Company shall determine to be attributable to such additional shares of Common Stock.

                  (c) For the purposes of any computation under Section 2 hereof, the market price of the security in question on any day shall be valued as follows:

                           (i) If traded on a national securities exchange or
                  the NASDAQ National Market ("NASDAQ/NM"), the value shall be deemed to be the average of the security's closing prices on such exchange or NASDAQ/NM over the thirty (30) day period ending three (3) business days prior to the applicable valuation date; and



                                    EXH A-4

                           (ii) If actively traded over the counter (other than
                  NASDAQ/NM), the value shall be deemed to be the average of the security's closing bid prices over the thirty (30) day period ending three (3) business days prior to the applicable valuation date; and

                           (iii) If there is no active public market, the value
                  shall be the fair market value thereof as determined in good faith by the Board of Directors.

                  The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i) or
(ii) to reflect the fair market value thereof as determined in good faith by the Board of Directors. The Registered Holder of this Warrant shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 2, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging party, the cost of such appraisal to be borne solely by the challenging party.

                  (d) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                  (e) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (b) of this Section 2A.

                  (f) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

                  2B. (1) In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 2A and as provided below) less than $22.00, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Exercise Price for this Warrant (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of Section 2A(2) hereof, provided that:



                                    EXH A-5

                  (a) The aggregate maximum number of shares of Common Stock issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of subsection (f) of Section 2A hereof) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

                  (b) The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection
(b) (and for the purposes of subsection (f) of Section 2A hereof) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                  (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 2B, or in the price per share or ratio at which the securities referred to in subsection (b) of this Section 2B are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

                  2C. Reorganization, Reclassification, Consolidation, Merger or Sale. Upon any reorganization, reclassification, consolidation, merger, liquidation, dissolution or sale of all or



                                    EXH A-6
substantially all of the Company's assets to another Person, the Company shall take such action as it deems necessary to provide the Registered Holder upon the exercise thereof, and in lieu of or in addition to the Common Stock obtainable upon exercise of this Warrant, the kind and amount of stock, other securities or property that such Registered Holder would have received had such Registered Holder exercised this Warrant immediately prior to any reorganization, reclassification, consolidation, merger, liquidation, dissolution or sale of all or substantially all of the assets of the Company.

                  2D. Notices. Upon any adjustment of the Exercise Price or the securities or property obtainable upon exercise of this Warrant, the Company will give written notice thereof to the Registered Holder.

                  2E. No adjustment of the Exercise Price shall be made as a result of or in connection with (1) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof, (2) the issuance or sale of shares of Common Stock upon the exercise of options granted pursuant to any of the Company's stock option plans in effect on the date hereof, whether or not options thereunder were outstanding on the date hereof; provided that the exercise price of any such options is not less than the fair market value of the Common Stock on the date of grant, or (3) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $0.10, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $0.10. In addition, Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

                  Section 3. Definitions. The following terms have meanings set forth below:

                  "Common Stock" means the Company's Common Stock, $0.01 par value per share.

                  "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  Section 4. No Voting Rights; Limitations of Liability. This Warrant will not entitle the Registered Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock , and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

                  Section 5. Transfer.

                  5A. Except as otherwise provided herein, this Warrant and all options and rights hereunder are transferable, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by the Registered Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the



                                    EXH A-7

Company, together with the form of transfer authorization attached hereto duly executed. The Company shall deem and treat the Registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares of Common Stock not transferred.

                  5B. Anything in this Warrant to the contrary notwithstanding, if, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant shall not be registered under the Securities Act of 1933, as amended (the "Act"), and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that (i) the Registered Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion of counsel is reasonably acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under the Act and under applicable state securities or blue sky laws, and (ii) the Registered Holder or transferee execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company. The first Registered Holder of this Warrant, by taking and holding the same, represents to the Company that such Registered Holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

                  5C. The terms of this warrant shall be binding upon the permitted successors, transferees and assignees of _______________________.

                  Section 6. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly representing portions of the rights hereunder are referred to herein as the "Warrants."

                  Section 7. Underlying Shares--Restricted Securities. The shares of Common Stock acquired upon exercise of this Warrant will be "restricted securities" as that term is defined in Rule 144 adopted by the Securities and Exchange Commission under the Act and therefore may not be sold or transferred in the absence of registration under the Act or an exemption under the Act and the applicable state securities or blue sky laws. Share certificates evidencing shares of Common Stock acquired upon exercise of this Warrant will be imprinted with a legend reading substantially as follows:

                  The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and are "restricted securities," as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective Registration Statement



                                    EXH A-8
                  under the Act or an exemption therefrom, the availability of which is to be established to the satisfaction of the Company.

                  Section 8. Underlying Shares--Registration Rights. The shares acquired upon exercise of this Warrant will be entitled to certain registration rights under the Registration Rights Agreement by and among the Company, Roy T. Oliver, Jr., William R. Oliver, Jackson T. Oliver, Michael D. Oliver, Katrina J. Martin, Craig Cannon and Mike Mullen dated of even date herewith.

                  Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation upon surrender of such certificate, the Company will execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                  Section 10. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company.

                  Section 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants.

                  Section 12. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Texas.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer under its corporate seal and to be dated the Date of Issuance hereof.

                                       PATTERSON ENERGY, INC.


                                       By:
                                          --------------------------------------
                                          Cloyce A. Talbott
                                          Chief Executive Officer



                                    EXH A-9

                                     ANNEX A


                             PATTERSON ENERGY, INC.

                 EXERCISE AGREEMENT--INVESTMENT REPRESENTATIONS


To: Patterson Energy, Inc.                Dated:
                                                --------------------

                  The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____________ ), hereby agrees to subscribe for the purchase of _______ shares of the Common Stock ("Restricted Shares") of Patterson Energy, Inc. (the "Company") covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                  The undersigned is acquiring the Restricted Shares for his own account with the present intention of holding the Restricted Shares for purposes of investment, and he has no intention of selling any of the Restricted Shares in a public distribution in violation of federal securities laws or any applicable state securities laws and none of such Restricted Shares may be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the undersigned unless (a) a registration statement under the Securities Act of 1933, as amended (the "Act") covering the Restricted Shares has become effective so as to permit the sale or other disposition of such shares by the undersigned; or (b) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of the Restricted Shares by the undersigned may lawfully be made otherwise than pursuant to an effective registration statement under the Act.


                                       Signature:
                                                 -------------------------------


                                       Address:
                                               ---------------------------------

                                       -----------------------------------------



                                    EXH A-10

                                     ANNEX B


                             PATTERSON ENERGY, INC.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____________ ) with respect to the number of shares of Common Stock of Patterson Energy, Inc. covered thereby set forth below, unto:

Names of Assignee ("Assignee")              Address              No. of Shares
------------------------------              -------              -------------




                                       Signature:
                                                 -------------------------------


                                       Witness:
                                               ---------------------------------

                            ACCEPTANCE OF ASSIGNMENT

                  The undersigned, as Assignee, hereby agrees to be bound by the terms of the attached Warrant.

                                       Signature:
                                                 -------------------------------


                                       Witness:
                                               ---------------------------------



                                    EXH A-11

                                    EXHIBIT B


                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement ("Agreement") is made and entered into this ____ day of April, 2000, by and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), and ROY T. OLIVER, JR. ("R OLIVER"), WILLIAM R. OLIVER ("W OLIVER"), JACKSON T. OLIVER ("J OLIVER"), MICHAEL D. OLIVER ("M OLIVER"), KATRINA J. MARTIN ("K MARTIN"), CRAIG CANNON ("C CANNON") and MIKE MULLEN ("M MULLEN"), each of whom is a shareholder of HIGH VALLEY DRILLING, INC., a Texas corporation ("High Valley"), (R Oliver, W Oliver, J Oliver, M Oliver, K Martin, C Cannon and M Mullen are sometimes collectively referred to herein as the "High Valley Shareholders").

                  A. Pursuant to that certain Agreement and Plan of Merger dated April ___, 2000 ("Merger Agreement"), by and between PEC and High Valley, PEC has agreed to issue a total of 1,150,000 shares ("Restricted Shares") of PEC's Common Stock, $0.01 par value (the "Common Stock"), and a three-year Stock Purchase Warrant (the "Stock Purchase Warrant") to purchase up to an additional 127,000 shares of PEC's Common Stock (the "Warrant Shares") at an exercise price of $22.00 per share, as consideration for the acquisition of High Valley by way of merger with PEC.

                  B. This Agreement is being entered into in connection with and as a condition to the parties closing the transactions contemplated under the Merger Agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Certain Definitions. As used in this Agreement the following terms shall have the following respective meanings:

                           "Commission" shall mean the United States Securities
                  and Exchange Commission and any successor federal agency having similar powers.

                           "Holders" shall mean the High Valley Shareholders and
                  their respective successors and assigns.

                           "Person" shall mean an individual, a partnership, a
                  joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                           The terms "register," "registered," and
                  "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.



                                    EXH B-1

                           "Registrable Securities" shall mean (i) the
                  Restricted Shares and (ii) the Warrant Shares. The Warrant Shares will not become Registrable Securities until the related Stock Purchase Warrant is first exercised and payment in full of the exercise price to PEC.

                           "Registration Expenses" shall mean all expenses
                  incident to PEC's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws and all reasonable printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for PEC and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Person retained by PEC (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that PEC will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by PEC are then listed or on the NASD automated quotation system.

                           "Requesting Holder" shall mean any Holder of
                  Registrable Securities who shall request registration of such Registrable Securities pursuant hereto.

                           "Restricted Shares" shall include Common Stock issued
                  or issuable with respect to the Restricted Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Shares, such shares will cease to be Restricted Shares when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

                           "Securities Act" shall mean the Securities Act of
                  1933, or any successor thereto, as the same shall be amended from time to time.

                           "Warrant Shares" shall include the Common Stock
                  issued or issuable with respect to the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Warrant Shares such shares will cease to be Warrant Shares when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

                  2. Restrictions on Transfer. The Restricted Shares were acquired by the High Valley Shareholders, and the Warrant Shares will be acquired by the Holders, from PEC for



                                    EXH B-2
investment for their own account and not as a nominee or agent and not with a present view to the resale or distribution of any part thereof, except in compliance with the Securities Act. Each of the High Valley Shareholders acknowledges that the Restricted Shares are, and each of the Holders acknowledges that the Warrant Shares will be upon issuance, "restricted securities" within the meaning of the Securities Act.

                  3. Warrant Shares - Registration Under Securities Act, etc.

                  3.1 Registration Upon Demand

                  (a) Demand Rights. At any time after the date hereof but expiring on the second anniversary date hereof ("Demand Registration Period"), but subject to the provisions of Section 3.1(c), below, at the written demand of Requesting Holders and on one (1) occasion only, PEC shall prepare, file with the Commission and use its best efforts to have declared effective a registration statement with respect to the distribution of up to all of the Registrable Securities, provided that the number of Registrable Securities. Such demand shall be made by written notice to PEC by Requesting Holders holding at least a majority of the Registrable Securities, which notice shall (i) request the preparation of the registration statement pursuant to the terms of this
Section 3.1, (ii) include the number of Registrable Securities to be offered by Holders of Registrable Securities pursuant to such registration statement and
(iii) be sent to all other Holders. PEC may include in such registration any securities of PEC for sale by PEC or persons other than PEC, and such registration shall be deemed to be an incidental registration pursuant to
Section 3.2 hereof with Holders having the priority with respect to the Registrable Securities.

                  (b) Expenses. PEC shall pay all Registration Expenses in connection with the registration of Registrable Securities demanded pursuant to this Section 3.1.

                  (c) Restrictions on Demand Registrations. PEC will not be obligated to effect the registration under Section 3.1(a) within three months after the effective date of (i) a registration initiated by PEC; or (ii) a registration in which the Holders of Registrable Securities were given incidental registration rights pursuant to Section 3.2 hereof and in which there was no reduction in the number of Registrable Securities requested to be included (the "Other Registrations"); provided that in either case (i) or (ii) the three-month period can be extended to six months if required by the then managing underwriter. PEC may postpone filing or the effectiveness of the registration statement demanded by Holders under Section 3.1(a) for up to six months following receipt of such demand if PEC has executed in good faith (x) a letter of intent or a commitment letter with an underwriter for a public offering or (y) an agreement in principle relating to an acquisition of assets (other than in the ordinary course of business) or any merger, consolidation or similar transaction, or (z) has made a filing with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with a tender offer. Notwithstanding anything in this Section 3.1(c) to the contrary, if the Demand Registration Period expires without effectuation of a demand for registration under Section 3.1(a) because of the occurrence of an event specified above in this Section 3.1(c), the Demand Registration Period shall be extended for such additional period as is necessary to effect such registration, provided that such demand is given to PEC prior to the expiration of the Demand Registration Period. In the event of registration demanded under
Section 3.1(a) is not an underwritten offering, the number of Registrable Securities that may be sold



                                    EXH B-3
in connection with any such registration shall not exceed 350,000 shares in any given calendar month.

                  3.2 Incidental Registration.

                  (a) Right to Include Registrable Securities. Subject to the further provisions of this Section 3.2(a), if PEC, at any time commencing on the date of this Agreement and expiring on the second anniversary date hereof, proposes to register any of its equity securities under the Securities Act, for its own account or the account of other holders of PEC's securities, on a form and in a manner which would permit registration of the Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all Holders of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration and upon the written request of any such Holder delivered to PEC within twenty (20) business days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), PEC will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which PEC has been so requested to register by Holders to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered provided that (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, PEC shall determine for any reason not to register such securities, PEC may, at its election give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); and (ii) if (A) the registration so proposed by PEC involves an underwritten primary registration on behalf of PEC to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering shall advise PEC in writing that, in its good faith judgment, all the shares to be offered by PEC and other parties are greater than can be accommodated without interfering with the successful marketing of all the securities to be then offered publicly for the account of PEC, then the managing underwriter or underwriters shall include in such registration (1) first, the securities PEC proposes to register for sale, and (2) second, any securities requested and permitted to be included in such registration pursuant to incidental or piggyback rights granted to the holders thereof prior to the date of this Agreement, (3) third, the Registrable Securities requested to be included in such registration by the Requesting Holders, pro rata, if necessary, and (4) fourth, any other securities requested to be included in such registration, if any, pro rata; (iii) if (A) the registration so proposed by PEC is an underwritten secondary registration on behalf of holders of PEC's securities, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering shall advise PEC in writing that, in its good faith judgment, all the shares to be offered by such requesting holder, PEC and other parties are greater than can be accommodated without interfering with the successful marketing of all of the securities to be then offered publicly for the account of PEC, then the managing underwriter shall include in such registration (1) first, the securities requested to be included therein by the holders requesting such registration, (2) second, any




                                    EXH B-4
securities requested and permitted to be included in such registration statement pursuant to incidental or piggyback rights granted to the holders thereof prior to the date of this Agreement, (3) third, the securities which are requested to be included in such registration by the Holders of Registrable Securities, pro rata, if necessary, and (4) fourth, any other securities requested to be included in such registration, if any, pro rata. Notwithstanding anything in this Section 3.2(a) to the contrary, PEC shall have no obligation under this
Section 3.2(a) to register any of the Restricted Securities after the second anniversary date hereof or any of the Warrant Shares following the third anniversary date hereof.

                  (b) Expenses. PEC will pay all Registration Expenses in connection with each registration of Restricted Shares and/or Warrant Shares requested pursuant to Section 3.2.

                  3.3 Registration Procedures. If and whenever PEC is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3.1 or Section 3.2, PEC will promptly:

                  (a) prepare and (in any event within sixty (60) days) file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, such registration statement to comply as to form and content in all material respects with the Commission's forms, rules and regulations;

                  (b) keep such registration statement effective and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of (i) such time as all of such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (ii) the expiration of (A) twelve (12) months in the case of a registration of Registrable Securities pursuant to Section 3.1 hereof, or (B) three (3) months in the case of a registration of Registrable Securities pursuant to Section 3.2 hereof, after such registration statement becomes effective, and will furnish to each such seller prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (c) promptly furnish to each seller of Registrable Securities one originally executed registration statement, with all amendments, supplements and additional documentation; such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) as such seller may reasonably request; such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) as required by the Securities Act as such seller may reasonably request; such documents, if any, incorporated by reference in such registration statement or prospectus; and such other documents as such seller may reasonably request;



                                    EXH B-5

                  (d) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of his Registrable Securities covered by such registration statement, except that PEC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (e) immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or if it is necessary to amend or supplement such prospectus or registration statement to comply with law, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing and shall otherwise comply in all material respects with the law and so that such prospectus or registration statement, as amended or supplemented, will comply with law;

                  (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first month of the first fiscal quarter after the effective date of such registration statement, if such earnings statement is necessary to satisfy the provisions of
Section 11(a) of the Securities Act;

                  (g) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                  (h) list all Common Stock covered by such registration statement on each securities exchange on which any Common Stock is then listed or quote all such Common Stock on NASDAQ if PEC's Common Stock is quoted on NASDAQ, or, if PEC's Common Stock is not then quoted on NASDAQ or listed on any national securities exchange, use its best efforts to have such Common Stock covered by such registration statement quoted on NASDAQ or, at the option of PEC, listed on a national securities exchange.

PEC may require each seller of Registrable Securities as to which any registration is being effected to furnish PEC such information regarding such seller and the distribution of such securities as PEC



                                    EXH B-6
may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

                  3.4 Underwritten Offerings.

                  (a) Underwriting Agreement. If requested by the underwriters for any underwritten offering of Registrable Securities on behalf of a Holder or Holders pursuant to the registration demanded under Section 3.1, PEC will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by PEC and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 4. Holders on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, PEC to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders. No such Holder shall be required by PEC to make any representations or warranties to or agreements with PEC or the underwriters other than reasonable representations, warranties or agreement regarding such Holder, such Holder's Warrant Shares and such Holder's intended method or methods of disposition and any other representation required by law and as provided in Section 3.4(d).

                  (b) Inclusion of Registrable Securities. If PEC at any time proposes to register any of its securities for its own account under the Securities Act as contemplated by Section 3.2 and such securities are to be distributed by or through one or more underwriters, PEC will use its best efforts, if requested by any Holder who is entitled to request incidental registration of Registrable Securities in connection therewith pursuant to
Section 3.2, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by or through such underwriters; provided that, for purposes of this sentence, best efforts shall not require PEC to reduce the amount of sales price of such securities proposed to be distributed by or through such underwriters. Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between PEC and such underwriters and the representations and warranties by, and the other agreements on the part of, PEC to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders of Registrable Securities. PEC will cooperate with such Holders to the end that the conditions precedent to the obligations of such Holders under such underwriting agreement shall not include conditions that are not customary in underwriting agreements with respect to combined primary and secondary distributions and shall be otherwise satisfactory to such Holders. No such Holder shall be required by PEC to make any representations or warranties other than reasonable representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method or methods of distribution and any other representation required by law and as provided in Section 3.4(d).

                  (c) Selection of Underwriters. Whenever a registration demand pursuant to Section 3.1 is for an underwritten offering, the Holders of Registrable Securities making such demand shall have the right to select the managing underwriter(s) (which shall be an underwriter of national standing) to administer the offering, subject to the approval of PEC, such approval not to be unreasonable withheld. If PEC at any time proposes to register any of its securities under the



                                    EXH B-7

Securities Act for sale of its own account or for the accounts of any other sellers, including Holder, and such securities are to be distributed by or through one or more underwriters, the selection of the managing underwriter(s) (which shall be an underwriter of national standing) shall be made by PEC and notice of the selection thereof delivered to Holders eligible to participate in such registration.

                  (d) Holdback Agreements.

                           (i) If any registration pursuant to Section 3.1 or
         3.2 shall be in connection with any underwritten public offering, each Holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) within seven
         (7) days prior to the effective date of such registration statement or one hundred twenty (120) days after the effective date of such registration statement, unless the underwriters managing the offering otherwise agree.

                           (ii) PEC agrees (A) not to effect any public sale or distribution prohibited by the Exchange Act after the demand or decision to make such registration and (i) prior to the effective date of the registration statement, except as a part of such registration statement or pursuant to any registration statements on Forms S-8 or S-4 or any successor form, unless the managing underwriters of such registration otherwise agree; or (ii) prior to the ninetieth (90th) day after the effective date of such registration statement, and (B) to use its best efforts to cause each holder of at least 10% of its Common Stock or any securities convertible into or exchangeable or exercisable for any of its Common Stock, in each case purchased from PEC at any time after the date of this Agreement (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period.

                  3.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, PEC will give Holders on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and each Requesting Holder and not more than one counsel for all Holders and their respective accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of PEC with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  4. Indemnification.

                  4.1 Indemnification by PEC. In the event of any registration of any securities of PEC under the Securities Act (pursuant to which any Holder sells Registrable Securities), PEC will, and hereby does, indemnify and hold harmless such Holder, any employees, officers, directors, shareholders, partners or trustees of such Holder and each other person, if any, who controls such Holder within the meaning of the Securities Act, in each case, against any losses, claims, damages,



                                    EXH B-8
liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorney's fees), to which such Holder or any such employee, officer, director, stockholder, trustee, partner or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and PEC will reimburse such Holder and each such employee, officer, director, stockholder, trustee, partner or controlling person for any legal or any other expenses incurred by them in connection with investigating or defending or settling any such loss, claim, liability, action or proceeding; provided that PEC shall not be liable in any such case to the extent that any loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to PEC through an instrument duly executed by such Holder or any such employee, officer, director, stockholder, trustee, partner or controlling person specifically stating that it is for use in preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such employee, officer, director, stockholder, trustee, partner or controlling person and shall survive the transfer of such securities by such Holder. PEC will make provision for contribution in lieu of any such indemnity that may be disallowed as shall be reasonably requested by such Holder.

                  4.2 Indemnification by Holder. In the event of any registration of any securities of PEC under the Securities Act (pursuant to which any Holder sells Registrable Securities covered by such registration statement), such Holder will, and each of them hereby does, severally indemnify and hold harmless PEC, each director of PEC, each officer of PEC who shall sign such registration statement and each other person, if any, who controls PEC within the meaning of the Securities Act from and against losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of material fact contained in such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to PEC through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement up to the net proceeds received by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of PEC or any such director, officer or controlling person and shall survive the transfer of such securities by a Holder.

                  4.3 Notice of Claims, etc. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought



                                    EXH B-9
pursuant to this Section 4, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any other party the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for the settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  4.4 Indemnification Unavailable. If the indemnification provided for in this Section 4 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under any such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnified party on the one hand and the indemnifying parties on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of such indemnified party on the one hand and the indemnifying parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnified party and the indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions. The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or settling any such action or claim. Notwithstanding the foregoing, the liability of a Holder under this Section 4.4 shall be limited to the net proceeds received by such Holder.

                  4.5 No Settlement, etc. No indemnifying party shall, except with the written consent of the indemnified party, consent to entry of any judgment or entry into settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action.



                                    EXH B-10

                  4.6 Indemnity Operative and in Full Force. The indemnity and contribution agreements contained in this Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement.

                  5. Rule 144.

                  5.1 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Shares or the Warrant Shares to the public without registration, PEC shall use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date of this Agreement;

                  (b) File with the Commission in a timely manner all reports and other documents required of PEC under the Securities Act and the Exchange Act; and

                  (c) So long as any Holder owns any Restricted Shares or Warrant Shares, furnish to the Holders as soon as reasonably practicable after request a written statement by PEC as to its compliance with the reporting requirements of the Exchange Act, a copy of the most recent annual or quarterly report of PEC filed with the Commission, and such other reports filed by PEC with the Commission.

                  5.2 Further Assurances. PEC shall take such action as any Holder may reasonably request from time to time to enable such Holder to sell Restricted Shares or Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon written request of any Holder, PEC will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  6. Amendments and Waivers. This Agreement may be amended, and PEC may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if PEC shall have obtained the written consent to such amendment, action or omissions to act of the Holder or Holders of at least 51% or more of the Registrable Securities.

                  7. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, PEC may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.



                                    EXH B-11

                  8. Notices. Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, or courier addressed to:

                  8.1 if to any Holder, at the address provided to PEC in writing by such Holder or as shown on stock transfer books of PEC unless such Holder has advised PEC in writing of a different address as to which notices shall be sent to it under this Agreement, and

                  8.2 if to PEC, at 4510 Lamesa Highway, P.O. Drawer 1416, Snyder, Texas 79550 to the attention of its President or to such other address as PEC shall have furnished to High Valley or each Holder.

                  9. Successors and Assigns. PEC acknowledges and agrees that the registration rights granted to the respective High Valley Shareholders in this Agreement may be transferred and assigned by the High Valley Shareholders in connection with any valid sale and assignment of the Registrable Securities. All covenants and agreements in this Agreement by or on behalf of either of the parties hereto will bind and, subject to the provisions of Section 3.1 hereof, inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement are for the benefit of any Holder of Registrable Securities.

                  10. Miscellaneous. This Agreement embodies the entire agreement and understanding between PEC and the other parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

PEC:                                   HIGH VALLEY SHAREHOLDERS:

PATTERSON ENERGY, INC.
                                       -----------------------------------------
                                       Roy T. Oliver, Jr.

By:
   -------------------------------     -----------------------------------------
   Cloyce A. Talbott                   William R. Oliver
   Chief Executive Officer


                                       -----------------------------------------
                                       Jackson T. Oliver


                                       -----------------------------------------
                                       Michael D. Oliver



                                    EXH B-12

                                       -----------------------------------------
                                       Katrina J. Martin


                                       -----------------------------------------
                                       Craig Cannon


                                       -----------------------------------------
                                       Mike Mullen



                                    EXH B-13

                                   EXHIBIT C-1


                                      FORM
                                       OF
                        INVESTMENT REPRESENTATION LETTER


                                 April ___, 2000

Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, Texas  79549

                  This letter is being submitted to Patterson Energy, Inc. ("PEC") in connection with and as a condition to PEC's closing of the Merger contemplated by the Agreement and Plan of Merger between PEC and High Valley Drilling, Inc. ("High Valley"). Capitalized terms not defined herein shall have the meaning given them in the Memorandum (as defined below).

                  1. Representations and Warranties.

                  The undersigned hereby represents and warrants to PEC that the following statements are true:

                  a. The undersigned has been furnished a copy of the Memorandum, dated April ___, 2000 (the "Memorandum") containing a copy of PEC's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and all other reports filed by PEC with the Securities and Exchange Commission since January 1, 1999 (collectively, the "Reports") and has carefully reviewed the Memorandum and the Reports, including, but not limited to, the section entitled "Disclosure Concerning Forward-Looking Statements," setting forth certain Cautionary Statements or risk factors relating to PEC and its businesses and operations.

                  b. The undersigned has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in PEC vis-a-vis the PEC Common Stock, PEC Warrant and PEC Warrant Shares to be issued by PEC as consideration for the Merger.

                  c. The undersigned has had an opportunity to ask questions of PEC and its management concerning PEC and its subsidiaries, the businesses of PEC and its subsidiaries and the PEC Common Stock, PEC Warrant and PEC Warrant Shares and, if asked, all such questions have been answered to the full satisfaction of the undersigned.

                  d. The undersigned understands that PEC has not registered the offer or sale of the PEC Common Stock or the PEC Warrant or the PEC Warrant Shares under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption therefrom under Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. The undersigned therefore acknowledges that in no event may he/she sell or otherwise transfer the PEC Common Stock, PEC Warrant or the PEC Warrant Shares without registration under the Act (see paragraph (g) below).



                                   EXH C-1-1

Patterson Energy, Inc.
March ___, 2000
Page 2


                  e. The undersigned represents that he will acquire the PEC Common Stock for his/her own account, with no intention to distribute or offer to distribute the same to others without registration under the Act, and understands that the issuance by PEC of the PEC Common Stock, the PEC Warrant and the PEC Warrant Shares will be predicated upon the undersigned's lack of such intention.

                  f. The undersigned understands that neither the Securities and Exchange Commission nor the securities commissioner of any state has received or reviewed any documents relative to an investment in PEC, or has made any finding or determination relating to the fairness of an investment in PEC.

                  g. The undersigned acknowledges that stop transfer instructions will be placed with PEC's transfer agent to restrict the resale, pledge, hypothecation or other transfer of the PEC Common Stock, the PEC Warrant and the PEC Warrant Shares.

                  h. The undersigned acknowledges that, except as provided in the Registration Rights Agreement attached as Exhibit B to the Merger Agreement, PEC is under no obligation to register the PEC Common Stock or the PEC Warrant Shares for sale under the Act or to assist the undersigned in complying with any exemption from registration under the Act, or any state securities laws.

                  i. The undersigned understands and acknowledges that the foregoing representations and warranties will be relied upon by PEC in connection with the issuance of the PEC Common Stock, the PEC Warrant and the PEC Warrant Shares.

                  j. The undersigned has an individual net worth in excess of $1 million.

                  2. Indemnification.

                  The undersigned agrees to indemnify and hold harmless PEC and its officers, directors and affiliates and each other person, if any, who controls PEC, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein.

                  3. Survival.

                  All representations, warranties and covenants contained in this letter shall survive the closing of the Merger.

                                       Very truly yours,



                                       -----------------------------------------



                                   EXH C-1-2

                                   EXHIBIT C-2


                                      FORM
                                       OF
                        INVESTMENT REPRESENTATION LETTER


                                 April ___, 2000

Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, Texas  79549


                  This letter is being submitted to Patterson Energy, Inc. ("PEC") in connection with and as a condition to PEC's closing of the Merger contemplated by the Agreement and Plan of Merger between PEC and High Valley Drilling, Inc. ("High Valley"). Capitalized terms not defined herein shall have the meaning given them in the Memorandum (as defined below).

                  1. Representations and Warranties.

                  The undersigned hereby represents and warrants to PEC that the following statements are true:

                  a. The undersigned has been furnished a copy of the Memorandum, dated April ___, 2000 (the "Memorandum") containing a copy of PEC's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and all other reports filed by PEC with the Securities and Exchange Commission since January 1, 1999 (collectively, the "Reports") and has carefully reviewed the Memorandum and the Reports, including, but not limited to, the section entitled "Disclosure Concerning Forward-Looking Statements," setting forth certain Cautionary Statements or risk factors relating to PEC and its businesses and operations.

                  b. The undersigned, either alone or with her/her purchaser representative, has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in PEC vis-a-vis the PEC Common Stock, PEC Warrant and PEC Warrant Shares to be issued by PEC as consideration for the Merger. [The name and address of the undersigned's purchase representative is_______________________.]

                  c. The undersigned has had an opportunity to ask questions of PEC and its management concerning PEC and its subsidiaries, the businesses of PEC and its subsidiaries and the PEC Common Stock, PEC Warrant and PEC Warrant Shares and, if asked, all such questions have been answered to the full satisfaction of the undersigned.

                  d. The undersigned understands that PEC has not registered the offer or sale of the PEC Common Stock or the PEC Warrant or the PEC Warrant Shares under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption therefrom under Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. The undersigned therefore acknowledges that in no event may he/she sell or otherwise transfer the PEC Common Stock, PEC Warrant or the PEC Warrant Shares without registration under the Act (see paragraph (g) below).



                                   EXH C-2-1

Patterson Energy, Inc.
March ___, 2000
Page 2


                  e. The undersigned represents that he will acquire the PEC Common Stock for his/her own account, with no intention to distribute or offer to distribute the same to others without registration under the Act, and understands that the issuance by PEC of the PEC Common Stock, the PEC Warrant and the PEC Warrant Shares will be predicated upon the undersigned's lack of such intention.

                  f. The undersigned understands that neither the Securities and Exchange Commission nor the securities commissioner of any state has received or reviewed any documents relative to an investment in PEC, or has made any finding or determination relating to the fairness of an investment in PEC.

                  g. The undersigned acknowledges that stop transfer instructions will be placed with PEC's transfer agent to restrict the resale, pledge, hypothecation or other transfer of the PEC Common Stock, the PEC Warrant and the PEC Warrant Shares.

                  h. The undersigned acknowledges that, except as provided in the Registration Rights Agreement attached as Exhibit B to the Merger Agreement, PEC is under no obligation to register the PEC Common Stock or the PEC Warrant Shares for sale under the Act or to assist the undersigned in complying with any exemption from registration under the Act, or any state securities laws.

                  i. The undersigned understands and acknowledges that the foregoing representations and warranties will be relied upon by PEC in connection with the issuance of the PEC Common Stock, the PEC Warrant and the PEC Warrant Shares.

                  2. Indemnification.

                  The undersigned agrees to indemnify and hold harmless PEC and its officers, directors and affiliates and each other person, if any, who controls PEC, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein.

                  3. Survival.

                  All representations, warranties and covenants contained in this letter shall survive the closing of the Merger.

                                       Very truly yours,



                                       -----------------------------------------



                                   EXH C-2-2